SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 Date of Report:
                                 December 16, 1999
                         (Date of earliest event reported)




                           CITIZENS UTILITIES COMPANY
               (Exact name of Registrant as specified in charter)



          Delaware                    001-11001              06-0619596
(State or other jurisdiction   (Commission File Number)   (IRS Employer
      of incorporation)                                   Identification No.)



3 High Ridge Park, P.O. Box 3801, Stamford, Connecticut        06905
-------------------------------------------------------        -----
(Address of principal executive offices)                   (Zip Code)



                                 (203) 614-5600
               (Registrant's telephone number, including area code)


                           No change since last report
             (Former name or address, if changed since last report)

Item 5.  Other Events.
         Citizens Utilities Company entered into a definitive agreement to purchase from GTE Corporation 106,850 telephone access lines in Illinois for $303 million in cash. The Company expects that the acquisition, which is subject to various state and federal regulatory approvals, will close in late 2000, at which time the total access lines should number approximately 115,000.

Item 7.  Financial Statements, Exhibits.

         (c)      Exhibits

                  99.1 Press release of Citizens Utilities Company released December 16, 1999 announcing a definitive agreement to purchase 106,850 telephone access lines from GTE Corporation.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CITIZENS UTILITIES COMPANY
                                           Registrant




                                           By:/s/ Livingston Ross
                                           ----------------------------
                                           Vice President and
                                           Chief Accounting Officer



Date:    December 20, 1999